EXHIBIT 99

SUPERIOR BANCORP’S SECOND QUARTER INCOME INCREASES 54%

•	Net Income of $2.0 million
•	EPS of $0.06 per share
•	Closed Acquisition of Peoples Community Bancshares,Inc. of Sarasota, Florida
•	Opened 6 de novo branches in Florida and Northern Alabama since 4Q06
•	Purchased 4 branch properties in North Tampa

Birmingham, Alabama, July 30, 2007: Superior Bancorp (NASDAQ: SUPR) announced today its second quarter 2007 net income of $2.0 million, or $.06 per share, an increase of 54% compared to net income of $1.3 million, or $.06 per share for the second quarter 2006.

CEO Stan Bailey stated, “We have adjusted our strategic plans for the current economic environment by accelerating our $25 to $30 million expansion program of 19 de novo offices, implementing a stock repurchase program, accelerating the remaining balance sheet engineering and maintaining double-digit net income growth. These steps along with maintaining stable credit quality continue to enhance our long term shareholder value regardless of the short term view of the banking sector by the investment community.”

Net income for the first six months of 2007 was $4.3 million, or $0.12 per common share, including the $268,000 after-tax effect of merger-related expenses. This represents a 20% increase in net income per common share as compared to $2.1 million, or $.10 per share, for the first six months of 2006. A reconciliation of net income to operating earnings is provided in the selected financial data.

At June 30, 2007, Superior Bancorp’s total assets had increased 61% to $2.470 billion, compared to total assets of $1.531 billion at June 30, 2006. Loans, net of unearned interest, increased $639 million, or 59%, to $1.720 billion from $1.081 billion at June 30, 2006. Deposits increased $745 million, or 65%, to $1.885 billion at June 30, 2007 from $1.140 billion at June 30, 2006. The 2006 acquisitions of Community Bancshares, Inc. and Kensington Bankshares, Inc. contributed an aggregate of approximately $470 million of loans and $700 million of deposits to the balance sheet growth. Excluding acquisitions, Superior grew its loan portfolio approximately 16% and deposits approximately 4% in the twelve months ended June 30, 2007.

Net interest income increased $7.1 million to $17.5 million for the second quarter of 2007 from $10.4 million in the second quarter of 2006. Net interest margin increased to 3.39% for the second quarter of 2007 from 3.18% for the second quarter of 2006. This increase reflects the second full quarter of the benefits from the bank mergers in 2006 and our continued realignment of our balance sheet mix.

Asset quality remained stable at June 30, 2007 with non-performing assets (“NPAs”) at 0.76% of total loans plus NPAs compared to 0.63% at December 31, 2006. Net loan charge-offs as a percentage of average loans were 0.18% during the first six months of 2007 compared to 0.20% for all of 2006. The allowance for loan losses at June 30, 2007 was $19.1 million, or 1.11% of net loans, compared to $18.9 million, or 1.15% of net loans, at December 31, 2006.

Superior Bancorp and People’s Community Bancshares Inc., of Sarasota, Florida, consummated their merger on July 27, 2007. The completed merger of People’s Community Bank of the West Coast with Superior Bank, Superior Bancorp’s principal subsidiary, creates a banking franchise totaling $2.8 billion in assets that serves its customers through 63 banking offices from Huntsville, Alabama to Venice, Florida. The Florida component, with approximately $1 billion in assets, has 25 branches from Panama City to Venice. . The existing People’s Community Bank of the West Coast locations will continue to be led by Neil McCurry and his management team and operate under the People’s Community Bank banner.

Superior Bank opened 6 de novo branches between November 2006 and June 2007, with plans to open 8 branches in the remainder of 2007 and 5 branches in 2008 in Northeast Alabama and Florida. Superior Bank will invest approximately $25 to $30 million towards its de novo expansion program.

About Superior Bancorp

Superior Bancorp is a $2.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a Southeastern community federal savings bank. Superior Bank has 63 branches with 38 locations throughout the state of Alabama and 25 locations in Florida. In addition, Superior Bank currently has 13 new branches planned for Northeast Alabama and Florida during 2007 and 2008.

Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee, Marianna and Panama City, Florida, and operates 19 consumer finance offices in Northeast Alabama as 1st Community Credit and Superior Financial Services.

 This press release contains financial information determined by methods other than in accordance with U. S. generally accepted accounting principles (“GAAP”). Superior’s management uses these “non-GAAP” measures in their analysis of Superior’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Superior’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Superior’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that are presented by other companies.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update “forward looking statements.”

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact Mark Tarnakow, Chief Financial Officer, (205) 327-3608

Superior Bancorp and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars In Thousands)

	June 30,		December 31,
	2007	2006	2006
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$49,664	$22,712	$49,783
Interest bearing deposits in other banks	4,718	5,191	10,994
Federal funds sold	12,843	9,055	25,185
Investment securities available for sale	322,739	233,554	354,716
Tax lien certificates	18,457	6,054	16,313
Mortgage loans held for sale	23,213	23,142	24,433
Loans, net of unearned income	1,719,808	1,080,713	1,639,528
Less: Allowance for loan losses	(19,147)	(12,311)	(18,892)
Net loans	1,700,661	1,068,402	1,620,636
Premises and equipment, net	89,620	59,452	94,626
Accrued interest receivable	14,405	7,593	14,387
Stock in FHLB	12,798	11,847	12,382
Cash surrender value of life insurance	41,273	39,841	40,598
Goodwill and other intangibles	128,976	11,998	129,520
Other assets	50,926	32,386	47,417

Total assets	$2,470,293	$1,531,227	$2,440,990

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$182,807	$103,696	$191,323
Interest-bearing deposits	1,701,998	1,036,569	1,679,518
Total deposits	1,884,805	1,140,265	1,870,841

Advances from FHLB	187,840	201,090	187,840
Federal funds borrowed and security repurchase agreements	20,586	30,975	23,415
Notes payable	5,958	3,650	5,545
Junior subordinated debentures owed to unconsolidated subsidiary trusts	43,770	31,959	44,006
Capital lease obligation	3,772	-	3,798
Accrued expenses and other liabilities	44,609	17,358	29,458
Total liabilities	2,191,340	1,425,297	2,164,903

Stockholders' Equity
Convertible preferred stock, par value $.001 per share; authorized 5,000,000 shares; -0- shares issued and outstanding	-	-	-
Common stock, par value $.001 per share; authorized 60,000,000 shares;
shares issued 34,752,583, 20,357,446 and 34,732,345 respectively;
outstanding 34,670,907, 20,171,497 and 34,651,669, respectively	35	20	35
Surplus	254,207	88,986	253,815
Retained earnings	30,205	23,618	26,491
Accumulated other comprehensive loss	(2,876)	(4,949)	(1,452)
Treasury stock, at cost	(716)	(310)	(716)
Unearned ESOP stock	(1,902)	(1,435)	(2,086)
Total stockholders' equity	278,953	105,930	276,087

Total liabilities and stockholders' equity	$2,470,293	$1,531,227	$2,440,990

Superior Bancorp and Subsidiaries
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended		Year Ended
	June 30		June 30		December 31
	2007	2006	2007	2006	2006
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$34,986	$20,254	$69,297	$38,672	$92,659
Interest on investment securities
Taxable	4,096	2,749	8,535	5,510	12,994
Exempt from Federal income tax	138	90	266	167	389
Interest on federal funds sold	156	51	283	86	570
Interest and dividends on other investments	691	464	1,429	822	2,165

Total interest income	40,067	23,608	79,810	45,257	108,777

Interest expense
Interest on deposits	18,780	9,767	36,249	18,180	46,511
Interest on FHLB advances and other borrowings	2,770	2,648	6,019	5,120	11,603
Subordinated debentures	1,004	780	1,996	1,541	3,269

Total interest expense	22,554	13,195	44,264	24,841	61,383

Net interest income	17,513	10,413	35,546	20,416	47,394

Provision for loan losses	1,000	700	1,705	1,300	2,500

Net interest income after provision for loan losses	16,513	9,713	33,841	19,116	44,894

Noninterest income
Service charges and fees on deposits	1,894	1,129	3,684	2,160	4,915
Mortgage banking income	1,132	708	2,082	1,238	2,997
Investment securities gains	-	-	242	-	-
Change in fair value of derivatives	118	(33)	(34)	37	374
Increase in cash surrender value of life insurance	452	359	900	780	1,580
Other income	942	664	1,750	1,114	1,945

Total noninterest income	4,538	2,827	8,624	5,329	11,811

Noninterest expenses
Salaries and employee benefits	10,168	5,798	20,236	11,666	26,805
Occupancy, furniture and equipment expense	2,995	1,739	6,142	3,586	7,754
Amortization of intangibles	304	-	609	-	265
Merger costs	107	51	426	72	635
Subsidiary start-up costs	-	-	-	-	135
Other operating expenses	4,484	3,072	8,670	6,141	14,191

Total noninterest expenses	18,058	10,660	36,083	21,465	49,785

Income before income taxes	2,993	1,880	6,382	2,980	6,920

Income tax expense	1,024	606	2,116	856	1,923

Net income	$1,969	$1,274	$4,266	$2,124	$4,997

Basic net income per common share	$0.06	$0.06	$0.12	$0.11	$0.21
Diluted net income per common share	$0.06	$0.06	$0.12	$0.10	$0.21

Weighted average common shares outstanding	34,452	20,129	34,445	20,073	23,409
Weighted average common shares outstanding, assuming dilution	34,940	20,757	34,989	20,716	24,034

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)

	As of and for the Three-Months Ended June 30,		As of the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2007	2006	2007	2006	2006
Selected Average Balances :
Total assets	$2,430,830	$1,468,775	$2,426,798	$1,444,537	$1,683,325
Loans, net of unearned income	1,663,579	1,030,557	1,655,731	1,003,705	1,159,083
Mortgage loans held for sale	29,762	17,272	24,708	18,533	17,761
Investment securities	331,021	236,471	341,845	250,242	286,733
Total interest-earning assets	2,081,725	1,319,213	2,079,455	1,294,932	1,499,297
Noninterest-bearing deposits	179,366	93,705	179,466	92,583	111,757
Interest-bearing deposits	1,680,570	1,010,693	1,665,005	987,864	1,152,017
Advances from FHLB	188,104	174,497	197,923	175,040	191,612
Federal funds borrowed and security repurchase agreements	13,732	34,113	18,830	33,402	32,607
Junior subordinated debentures owed to unconsolidated subsidiary trusts	43,826	31,959	43,881	31,959	33,642
Total interest-bearing liabilities	1,935,989	1,254,930	1,935,202	1,231,960	1,414,290
Stockholders' Equity	278,695	105,477	277,563	105,418	140,827

Per Share Data:
Net income - basic	$0.06	$0.06	$0.12	$0.11	$0.21
- diluted	$0.06	$0.06	$0.12	$0.10	$0.21
Weighted average common shares outstanding - basic	34,452	20,129	34,445	20,073	23,409
Weighted average common shares outstanding - diluted	34,940	20,757	34,989	20,716	24,034
Common book value per share at period end	$8.05	$5.25	$8.05	$5.25	$7.97
Tangible common book value per share at period end	$4.33	$4.66	$4.33	$4.66	$4.23
Common shares outstanding at period end	34,670	20,171	34,670	20,171	34,652

Performance Ratios and Other Data:
Return on average assets(1)	0.32%	0.35%	0.35%	0.30%	0.30%
Return on average stockholders' equity(1)	2.83	4.84	3.10	4.06	3.55
Net interest margin(1)(2)(3)	3.39	3.18	3.46	3.19	3.17
Net interest spread(1)(3)(4)	3.06	2.97	3.14	2.99	2.93
Noninterest income to average assets(1)(5)	0.73	0.74	0.69	0.72	0.66
Noninterest expense to average assets(1)(6)	2.91	2.89	2.91	2.98	2.84
Efficiency ratio (7)	80.23	80.36	79.50	83.24	81.47
Average loan to average deposit ratio	91.04	94.88	91.11	94.61	93.12
Average interest-earning assets to average
interest bearing liabilities	107.53	105.12	107.45	105.11	106.01
Intangible assets (8)	$128,976	$11,998	$128,976	$11,998	$129,520

Assets Quality Ratios:
Nonaccrual loans	$11,020	$4,567	$11,020	$4,567	$7,773
Accruing loans 90 days or more delinquent	397	-	397	-	514
Restructured loans	501	203	501	203	305
Other real estate owned and repossessed assets	1,125	866	1,125	866	1,821
Net loan charge-offs	830	388	1,450	1,000	2,316
Allowance for loan losses to nonperforming loans	160.66%	258.09%	160.66%	258.09%	219.88%
Allowance for loan losses to loans, net of unearned income	1.11	1.14	1.11	1.14	1.15
Nonperforming assets("NPA") to loans plus NPA's, net of unearned income	0.76	0.52	0.76	0.52	0.63
NPA's to total assets	0.53	0.37	0.53	0.37	0.43
Nonaccrual loans to loans, net of unearned
income	0.64	0.42	0.64	0.42	0.47
Net loan charge-offs to average loans(1)	0.20	0.15	0.18	0.20	0.20
Net loan charge-offs as a percentage of:
Provision for loan losses	83.00	55.43	85.04	76.92	92.64
Allowance for loan losses(1)	17.39	12.64	15.27	16.38	12.26

(1)- Annualized for the three- and six-month periods ended June 30, 2007 and 2006.
(2)-Net interest income divided by average earning assets.
(3)-Calculated on a taxable equivalent basis.
(4)-Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)-Noninterest income has been adjusted for such as change in fair value of derivatives and investment security gains(losses).
(6)-Noninterest expense has been adjusted for CDI amortization, merger related costs, management separation costs, losses on other real estate and the loss on sale of assets,
(7)-Efficiency ratio is calculated by dividing noninterest expense, adjusted for CDI amortization, merger related costs, management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for changes in fair values of derivatives and investment security gains (losses), plus net interest income on a fully tax equivalent basis.
(8)-Intangible assets consist of goodwill of $114,587,000 and core deposit intangibles ("CDI''), net of amortization, of $14,389,000.

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

	For the Three-Month Period Ended	For the Six-Month Period Ended
Reconciliation Table	June 30, 2007	June 30, 2007
Net income (GAAP)	$1,969	$4,266
Merger-related items, net of tax	67	268

Operating earnings (non-GAAP)	$2,036	$4,534

	As of
	June 30, 2007	June 30, 2006	December 31, 2006
Total stockholders' equity (GAAP)	$278,953	$105,930	$276,087
Intangible assets (GAAP)	128,976	11,998	129,520
Total tangible equity (non-GAAP)	$149,977	$93,932	$146,567

	For the Three-Month Period Ended		For the Six-Month Period Ended
Other Financial Data of Subsidiary (Superior Bank)	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net income	$3,160	$2,126	$6,444	$3,757
Total stockholders equity	307,919	126,631	307,919	126,631
Return on average assets(1)	0.53%	0.59%	0.54%	0.53%
Return on average stockholders' equity(1)	4.10%	6.69%	4.22%	5.96%
Return on average tangible equity(1)	7.04%	7.39%	7.26%	6.59%

(1) Annualized.